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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                             ____________________
                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  October 20, 1999
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                              Pierce Leahy Corp.
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            (Exact name of registrant as specified in its charter)


     Pennsylvania                     1-13045                  23-2588479
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(State or other jurisdiction        (Commission            (I.R.S. Employer
     of incorporation)              File Number)           Identification No.)


631 Park Avenue, King of Prussia, Pennsylvania             19406
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(Address of principal executive offices)                (Zip Code)

      Registrant's telephone number, including area code:  (610) 992-8200
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ITEM 5.  OTHER EVENTS
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          On October 20, 1999, Pierce Leahy Corp. executed a definitive merger agreement with Iron Mountain Incorporated. Pursuant to the merger agreement, Pierce Leahy will be acquired by Iron Mountain in a stock-for-stock merger. The merger consideration will result in the equivalent of a fixed exchange ratio of
1.1 shares of Iron Mountain common stock for each share of Pierce Leahy common stock. As a result of the merger, existing Pierce Leahy shareholders will own approximately 35% of the combined company. The proposed merger is subject to regulatory approval, approval by the shareholders of both companies and other customary conditions. Shares held by members of the Pierce family, representing approximately 40% of Pierce Leahy's outstanding shares, and shares of Iron Mountain held by significant insiders representing approximately 25% of Iron Mountain's outstanding shares, have agreed to vote for the merger.

          The merger transaction will be structured as a reverse merger whereby Pierce Leahy will be the surviving legal entity and will change its name to Iron Mountain Incorporated. After the closing of the merger, the common stock of the surviving corporation is expected to continue to be listed on the New York Stock Exchange under the symbol IRM. The exchange ratio will be implemented by Pierce Leahy's issuance of a 10 percent stock dividend (one share for each ten Pierce-Leahy shares outstanding) prior to the merger, and each existing share of Iron Mountain common stock will become one share of the surviving corporation in the merger.. The merger is being structured as a tax-free exchange for the shareholders of both companies. The merger will not result in a "change in control" under the public debt indentures of either company, and the existing public debt of both companies will remain outstanding.

          For a more detailed description of the merger, see the Agreement and Plan of Merger dated as of October 20, 1999 and the press release dated October 21, 1999, each of which is attached to this Current Report on Form 8-K as an exhibit and incorporated herein by reference.

                      ___________________________________

          This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe-harbor created by such Act. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) the inability to complete the merger due to the failure to obtain the necessary regulatory approvals or satisfy other customary conditions; (ii) failure to fully realize the anticipated cost savings in a timely manner because of difficulty in integrating the operations of the two companies and unanticipated costs as a result of the merger; and (iii) other trends in competitive or economic conditions affecting Iron Mountain's and Pierce Leahy's financial condition or results of operations not presently contemplated. Neither Iron Mountain nor Pierce Leahy undertakes any obligation to release publicly the result of any revision to these forward-looking

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statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits

             2 Agreement and Plan of Merger by and between Iron Mountain Incorporated and Pierce Leahy Corp. dated as of October 20, 1999.

             99    Press Release of Pierce Leahy Corp. dated October 21, 1999.



                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 21, 1999                       PIERCE LEAHY CORP.


                                          By:  /s/  Douglas B. Huntley
                                               ---------------------------
                                               Name: Douglas B. Huntley
                                               Title: Chief Financial Officer

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